Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Board of Directors

AB&T Financial Corporation

We consent to the incorporation by reference in the registration statement No. 333-157471 on Form S-8 of our report dated March 24, 2009 with respect to the consolidated financial statements of AB&T Financial Corporation which report appears in this Annual Report on Form 10-K/A of AB&T Financial Corporation for the year ended December 31, 2008.

/s/ Elliott Davis, LLC

Elliott Davis, LLC

Columbia, South Carolina
June 10, 2009